EXHIBIT 10.17

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK(*).

                                  CONFIDENTIAL
                              TANOX BIOSYSTEMS INC.

                     Settlement and Participation Agreement

     This Settlement and Participation Agreement ("Agreement") is entered into effective as of July 8, 1996 ("Effective Date") between Tanox Biosystems, Inc., a Texas corporation, with its principal offices at 10301 Stella Link, Houston, Texas 77025 ("Tanox") and F. Hoffmann-La Roche Ltd. with its principal offices at CH-4070, Basal, Switzerland ("Roche"), Hoffmann-La Roche, Inc., Roche Holding Ltd. and Roche Holdings, Inc., (collectively with Roche, the "Roche Entities").

     Tanox and the Roche Entities are parties to a lawsuit, Civil Action No. H-94-0189, in the United States District Court for the Southern District of Texas, Houston Division, styled TANOX BIOSYSTEMS. INC. V. GENENTECH. INC. ET AL., resulting from the consolidation of Civil Action No. H-94-0239, styled TANOX BIOSYSTEMS. INC. V. GENENTECH. INC., ET. AL. with Civil Action No. H-94-0189, styled GENENTECH., INC. V. TANOX BIOSYSTEMS. INC. (the "Lawsuit"), which they desire to settle.

     Tanox, Genentech, Inc. ("Genentech") and Ciba-Geigy Ltd. ("Ciba"), together with the participation of Roche, also have reached an agreement in principle under which Genentech and Tanox and Ciba would merge their respective anti-IgE antibody projects. Such agreement has been memorialized in an Outline of Terms which Tanox, Genentech, and Ciba are executing on the Effective Date and which provides for the development and commercialization of one or more anti-IgE products with the participation of Roche, should it exercise certain options provided therein {the "Multiparty Transaction").

     Discussions relating to the Multiparty Transaction and settlement of the Lawsuit also have culminated in an agreement between Tanox and Genentech entitled Settlement and Cross-Licensing Agreement which has been executed prior to or simultaneously with the Effective Date {the "Genentech Agreement") and in certain additional agreements between Tanox and Roche relating to such collaboration and to certain licensing relationships based on the Parties desire to avoid the possibility of future disputes.

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     Therefore, Tanox and Roche agree as follows:

     1.0 DEFINITIONS. In addition 10 the words otherwise used as defined 1em1s throughout this Agreement, the words set forth below will have the meanings indicated when used in this Agreement.

     1.1 "AFFILIATE" shall mean (i) an organization fifty (50%) percent or more of the voting stock of which is owned and/or controlled directly or indirectly by either Party; (ii) an organization which directly or indirectly owns and/or controls fifty percent (50%) or more of the Voting stock of either Party; (iii) an organization which is directly or indirectly under common control of either Party through common share holdings; or (iv) an organization as to which either Party can demonstrate that the operation and management of such organization is under the control, directly or indirectly, of the Party.

     1.2 "ALL CLAIMS" shall mean all existing and future claims, demands, and causes of action, known or unknown pending or threatened, for all existing and future damages and remedies (i) that arise out of or are in any way related to the Incident and (ii) that were brought, could have been brought, or were sought to be brought in the Lawsuit. Under this definition, "All Claims" includes but is not limited to all claims, demands, lawsuits, debts, accounts, covenants, liens, encumbrances, agreements, actions, counterclaims, cross-actions, liabilities, obligations, losses, attorney's fees, costs, expenses, remedies, and causes of action of any nature, whether in contract or in tort, or based upon fraud or misrepresentation, breach of duty or common law, or arising under or by virtue of any judicial decision, or federal, state or foreign statute or regulation, for past present and future damages, property or economic damage, and for all other losses and damages of any kind, including BUT NOT LIMITED TO the following: all actual damages; all exemplary and punitive damages; all penalties of any kind, including WITHOUT LIMITATION any tax liabilities or penalties; lost profits or goodwill; consequential damages; damages ensuing from loss of credit; damages ensuing from breach of the covenant or

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duty of good faith and fair dealing; damages ensuing from breach of any federal, state or foreign antitrust law; damages ensuing from breaches of confidential and fiduciary duties; damages ensuing from breach of contract; damages ensuing from actual or constructive fraud; and prejudgment and post judgment interest, costs and attorney's fees.

     1.3 "ANTI-IgE ANTIBODY(IES)" shall mean an antibody directed against the immunoglobulin IgE as an antigen, fragments or conjugates of such antibodies, and other constructs comprising antibodies which are derived from or contain any of the above-specified components. ANTI-IgE ANTIBODY PRODUCT(S) means any pharmaceutical formulation, product, method or system which contains an Anti-IgE Antibody.

     1.4 "CONSIDERATION" shall mean the value or benefit to each of the Parties, respectively, of-the licenses, royalties, payments and agreements contained herein, in the Genentech Agreement and in the Outline of Terms and all other mutual promises, covenants, agreements, releases, and representations set forth in this Agreement.

     1.5 "INCIDENT" shall mean the negotiations, beginning in 1989 and ending in December 1993, between Tanox and Genentech with regard to a potential collaboration in the identification and development of anti-immunoglobulin E ("anti-IgE") monoclonal antibodies and anti-IgE therapy; the agreements entered into pursuant to those negotiations, as well as any supplements or amendments to those agreements ("the Collaboration Agreements"), including but not limited to a Confidentiality Agreement dated (by Tanox) March 29, 1989 and a Biological Material Transfer and Confidentiality Agreement dated (by Tanox) July 27, 1989; negotiations concerning the construction and meaning of the Collaboration Agreements; the performance of the Collaboration Agreements; any interference in the performance of the Collaboration Agreements; any statements regarding the performance of the Collaboration Agreements; any acts or events prior to or subsequent to the negotiation or execution of the Collaboration Agreements that form the basis of any cause of action alleged in or that could have been alleged in the Lawsuit; any other matters arising out of the Collaboration Agreements; the use by

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Genentech of information provided by Tanox to Genentech pursuant to the
Collaboration Agreements or otherwise during such negotiations; the solicitation and obtaining of licensing rights heretofore from third parties in the area of monoclonal antibody research and technology; the research, development and commercialization of anti-IgE monoclonal antibodies and/or anti-IgE therapy heretofore; any infringement heretofore of patents rights held at any time by the Parties to this Agreement regarding recombinant immunoglobulin preparations and monoclonal antibody identification and development; and any statements or representations heretofore made by either Party regarding research, development and commercialization of anti-IgE monoclonal antibodies and/or anti-igE therapy.

     1.6 "OUTLINE OF TERMS" shall mean the agreement between Tanox, Genentech and Ciba which sets forth the basic terms agreed by such parties with respect to the joint development and commercialization of Anti-IgE Antibodies, with the participation of Roche to the extent it exercises its options thereunder, and which is intended to be followed and superseded by a definitive agreement(s) as contemplated by Section 8.2 of the Outline of Terms [which agreement(s) is referred to as the ("Definitive Agreement")].

     1.7 "PARTY" shall mean, when used in the singular, either Tanox or the Roche Entities, as appropriate, and "Parties" shall mean Tanox and the Roche Entities.

     1.8 "PERSON" OR "PERSONS" shall include any natural person, as well as any entity such as a corporation, partnership, proprietorship, or business association.

     1.9 "ROCHE ENTITIES" shall mean, jointly and severally, each and all of the following companies and their Affiliates (excluding Genentech): F. Hoffmann-La Roche Ltd. Hoffmann-LaRoche, Inc., Roche Holding Ltd., and Roche Holdings, Inc.

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     2.0 MUTUAL RELEASE, INDEMNIFICATION AND SETTLEMENT AGREEMENT

     2.1 DISMISSAL OF LAWSUIT. Tanox and the Roche Entities agree as follows:

          (i) Tanox will file a motion to dismiss its claims in the Lawsuit against the Roche Entities with prejudice; and

          (ii) each of the parties shall bear its own costs of court incurred.

     2.2 RELEASE OF ROCHE ENTITIES. For the Consideration, including the agreements set forth in this Section 2, Tanox hereby RELEASES, ACQUITS, and FOREVER DISCHARGES the Roche Entities and (I) all of their present or former agents, employees, officers, directors, shareholders, partners, joint venturers, and attorneys; (ii) all companies partnerships, joint ventures, or firms affiliated with or subsidiary to, the Roche Entities; (iii) their predecessors, successors, and assigns; (iv) all other persons, partners, joint venturers, firms, partnerships, joint ventures, and corporations for whose conduct the Roche Entities may be liable; and (v) all of their insurers from All Claims that have accrued or that may ever accrue to Tanox or any person or persons now or hereafter claiming by, through, or under Tanox.

     2.3 RELEASE OF TANOX. For the Consideration including the agreements set forth in this Section 2, the Roche Entities RELEASE, ACQUIT, and FOREVER DISCHARGE Tanox and (i) all of its present or former agents, employees, officers, directors, shareholders, partners, joint venturers, and attorneys;
(ii) all companies, partnerships, joint ventures, or firms affiliated with or subsidiary to Tanox; (iii) its predecessors, successors, and assigns; (iv) all other persons, partners, joint venturers, firms, partnerships, joint ventures, and corporations for whose conduct Tanox may be liable; and (v) all of its insurers from All Claims that have accrued or that may ever accrue to the Roche Entities or any person or persons now or hereafter claiming by, through, or under the Roche Entities.

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     2.4 NO ADMISSION OF LIABILITY. Agreement to the Consideration is not an
admission of liability and may not be so construed. The Roche Entities vigorously deny the position taken by Tanox in the Lawsuit and Tanox acknowledges the highly disputed nature of its claims in the Lawsuit. Tanox vigorously denies the position taken by the Roche Entities in the Lawsuit, and the Roche Entities acknowledges the highly disputed nature of their defenses in the Lawsuit. Each party acknowledges that this Agreement is made as a compromise to avoid further expense and to terminate for all time the controversies which were asserted, could have been asserted, or were sought to be asserted in the Lawsuit.

     2.5 INDEMNIFICATION BY TANOX. Tanox agrees to INDEMNIFY and to DEFEND and to HOLD HARMLESS the Roche Entities and (i) all of their present or former agents, employees, officers, directors, shareholders, partners, joint venturers, and attorneys; (ii) all companies, partnerships, joint ventures, or firms affiliated with or subsidiary to, the Roche Entities; (iii) their predecessors, successors, and assigns; (iv) all other persons, partners, joint venturers, firms, partnerships, joint ventures, and corporations for whose conduct the Roche Entities may be liable; and (v) all of their insurers from All Claims, together with all costs, expenses, and legal fees, that may be asserted against the Roche Entities by any person, entity, firm, or corporation claiming by, through, or under Tanox, that arise out of the Incident and/or the Lawsuit.

     2.6 INDEMNIFICATION BY THE ROCHE ENTITIES. The Roche Entities agree to INDEMNIFY and to DEFEND and to HOLD HARMLESS Tanox and (i) all of its present or former agents, employee, officers, directors, shareholders, partners, joint venturers, and attorneys; (ii) all companies, partnerships, joint ventures, or firms affiliated with or subsidiary to Tanox; (iii) its predecessors, successors, and assigns; (iv) all other persons, partners, joint venturers, firms, partnerships joint ventures, and corporations for whose conduct Tanox may be liable; and (v) all of its insurers from All Claims, together with all costs, expenses, and legal fees, that may be asserted against Tanox by any person, entity,

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firm, or corporation claiming by, through, or under the Roche Entities that arise out of the Incident and/or the Lawsuit

     2.7 NO OPPOSITION. The Roche Entities represent and warrant that they have not filed any opposition in the European Patent Office to Tanox's patent No. EP-B-407392 relating to Anti-IgE Antibodies or taken any other actions to re oppose, request the examination of, or otherwise challenge the validity or enforceability, directly or indirectly, of any Tanox patents covering Anti-IgE Antibodies.

     2.8 ANTI-IgE ANTIBODY PATENTS. The Roche Entities represent and warrant to Tanox that they do not have knowledge of any patents owned in whole or in part and/or controlled by them which would prevent Tanox from being able to make, use and sell Anti-IgE Antibodies. If Roche has exercised its option set forth in the Outline of Terms (or Definitive Agreement) in a particular country or has received a sublicense or assumed Genentech's rights and obligations under the Genentech Agreement, then to the extent the Roche Entities should ever own in whole or in part and/or control any such patents the Roche Entities agree to grant to Tanox under all such patents a royalty-free, non-exclusive, sublicensable license to make, have made, use, sell, have sold and import Anti-IgE Antibodies for the treatment, prophylaxis or diagnosis of any disease or condition in humans and animals in the country or territory with respect to which Roche has exercised its options under the Outline of Terms (or Definitive Agreement) or has received a sublicense or assumed Genentech's rights and obligations under the Genentech Agreement.

     2.9 EXEMPTION FROM PROTECTIVE ORDER. Notwithstanding the terms of the protective order agreed in connection with the Lawsuit, the Parties agree that the employees, experts and consultants of a Party having access to information during the course of the Lawsuit will not be prohibited from participating in on-going development and commercialization activities associated with the Anti-IgE Antibody projects of such Party

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and/or development and commercialization activities of the Parties pursuant to the Outline of Terms or Definitive Agreement.

     2.10 REPRESENTATIONS OF TANOX. Tanox makes the representations and warranties set forth in Exhibit 1 to the Roche Entities.

     2.11 REPRESENTATIONS OF ROCHE. The Roche Entities make the representations and warranties set forth in Exhibit 2 to Tanox.

     3.0 BENEFICIARY OF AGREEMENTS. On the Effective Date, Tanox, Ciba and Genentech have executed the Outline of Terms. The Outline of Terms and Definitive Agreement, together with that certain Development and Licensing Agreement dated May 11, 1990, between Tanox and Ciba (the "D & L Agreement"), shall among them govern the development and commercialization of one or more anti-IgE Products (as such term is used in the Outline of Terms) which have been identified and synthesized by Tanox, Ciba, or Genentech before *. Additionally, on the Effective Date, Tanox and Genentech have executed the Genentech Agreement which, among other things, grants certain additional license rights to such parties which may be effective in addition to or in lieu of rights under the Outline of Terms and Definitive Agreement. The Parties acknowledge that under such agreements, including the Genentech Agreement, and subject to certain agreements between Roche and Genentech, Roche will have certain rights to participate in the development and commercialization of Anti-IgE Antibody products.

     4.0 LICENSES FOR ANTI-IgE ANTIBODY PATENTS. If (i) Roche has exercised its options set forth in the Outline of Terms (or Definitive Agreement) in a country or has received a sublicense or assumed Genentech's rights and obligations under the Genentech Agreement in a particular country and (ii) the Roche Entities should ever desire to obtain exclusive access to a patent owned and/or controlled by a third party which covers Anti-IgE Antibodies in such country in any manner, then the Roche Entities will acquire rights to

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such patent in a manner which reserves for Tanox the opportunity to obtain co-exclusive rights to such patent for Anti-IgE Antibodies in such country.

     5.0 ADDITIONAL LICENSES. Subject to all of the existing licenses and existing agreements that restrict the ability of 1he Roche Entities to grant licenses and subject to the additional restrictions set forth below, "the Roche Entities agree to grant to Tanox, * except that such products shall not include those (i) that are the subject of a prior exclusive license by the Roche Entities to a third party; (ii) that are the subject of an active research or development program of the Roche Entities; or (iii) that compete with, or will compete with, a then current product of the Roche Entities or a product in an active research and/or development program of the Roche Entities; * The Roche Entities also agree to negotiate in good faith with Tanox on the availability * The Parties agree to negotiate in good faith the royalty rate and terms on which any license will be granted. Subject to the limitations set forth above, Tanox may exercise its right to such a license, without threat of suit or penalty from the Roche Entities, with respect to a product * If Tanox should ever have under development a product which could be subject to the restrictions on receiving a license set forth herein, then the Roche Entities or Tanox should notify the other of such possibility prior to taking any other actions. If the Parties are unable to resolve the issues prior to the time the

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activities of Tanox would constitute an infringement of a patent owned and/or controlled by the Roche Entities pursuant to applicable laws, which resolution could include a collaboration or cross-licensing opportunity or Tanox's express agreement not to manufacture, develop or market in such country in which a valid claim of any patent of the Roche Entities covering such product may exist, then the Roche Entities shall be entitled to pursue such legal or other actions as they may determine, in their sole discretion, to be appropriate under the circumstances.

     6.0 CONFIDENTIALITY. In connection with preparation and during the term of this Agreement, one Party may disclose to the other or receive written information from the other relating to the subject matter of this Agreement which information, if so identified in writing either pursuant to this Section
6.0 or otherwise upon disclosure, shall be considered to be the disclosing Party's Confidential Information. Each Party agrees that it will take the same steps to protect the confidentiality of the other Party's Confidential Information as it takes to protect its own proprietary and Confidential Information. Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement or with the other Party's written consent, the other Party's Confidential Information for a period of ten (10) years from the date of disclosure, respectively, of any such Confidential Information. For the purposes of this Agreement, Confidential Information shall not include such information that (i) was lawfully known to the receiving Party at the time of disclosure;
(ii) was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the receiving Party in breach of this Agreement; (iii) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others; or (iv) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

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Notwithstanding the above, the Parties may disclose Confidential information to their legal representatives, to Affiliates and their legal representatives, and to consultants (to the extent such disclosure is intended to further the purposes contemplated under this Agreement) and provided such legal representatives, Affiliates and consultants have agreed in writing to be bound to protect the confidentiality of such information in a manner at least as restrictive as that generally set forth herein.

     7.0 TERM; DEFAULT; SURVIVAL.

     7.1 TERM. Except as otherwise set forth herein, this Agreement shall terminate at such time following the first commercial sale of an Anti-IgE Antibody product as royalties are no longer owed to Tanox by or as a result of sales for the benefit of the Roche Entities or any Affiliate, excluding Genentech or sales by or for the benefit of Genentech. Notwithstanding the foregoing, this Agreement shall terminate upon the prior occurrence of the expiration unexercised of any option rights which the Roche Entities may have under the Outline of Terms or Definitive Agreement and the expiration unexercised of any rights which the Roche Entities may have to receive a sublicense or to assume Genentech's rights and obligations under the Genentech Agreement.

     7.2 DEFAULT. Failure by either Party (the "defaulting Party") to comply with any of the material obligations contained in this Agreement shall entitle the other Party (the "nondefaulting Party") to give the defaulting Party notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within the sixty (60) day period after the receipt of such notice, the nondefaulting Party shall be entitled, except as otherwise specifically provided in this Agreement and without prejudice to any of its other rights conferred on it by this Agreement, to terminate all or part of this Agreement.

     7.3 SURVIVAL OF PROVISIONS. The obligations of the Parties under Sections
2.0 and 6.0 shall survive any termination of this Agreement, except to the extent limited therein.

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     8.0 GENERAL PROVISIONS.

     8.1 ADEQUACY OF CONSIDERATION. By signing this Agreement, each Party to this Agreement acknowledges the receipt by such Party and the sufficiency to such party of the Consideration.

     8.2 NOTICES. All notices which may be required pursuant to this Agreement
(i) shal1 be in writing, (ii) shal1 be addressed, in the case of the Roche Entities (except as otherwise specified herein), to Corporate Law, F. Hoffmann-La Roche Ltd. at the address set forth at the beginning of this Agreement and to Corporate Secretary, Hoffmann-La Roche, Inc., 340 Kingsland St, Nutley, N.J. 07110, and in the case of Tanox to the President at the address set forth at the beginning of this Agreement, (or to such other person or address as either Party may so designate from time to time), (iii) shall be mailed, postage-prepaid, by registered mail or certified mail, return receipt requested, or transmitted by courier for hand delivery or sent by express courier service, and (iv) shall be deemed to have been given on the date of receipt if sent by mail or on the date of delivery if transmitted by courier or express courier service.

     8.3 ENTIRE AGREEMENT. This Agreement is the entire agreement between the Parties regarding the subject matter hereof, and there are no prior written or oral promises or representations not incorporated herein. No amendment or modification of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party to be bound.

     8.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, Affiliates, and their respective successors and permitted assigns. This Agreement shall not be assignable by either Party without the other's prior written consent, except that this Agreement may be assigned in whole or in part to an Affiliate or a successor to all or substantially all of a Party's business by merger, sale of assets, sale of stock or otherwise.

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     8.5 WAIVER. The waiver by a Party hereto of any breach of or default under any of the provisions of this Agreement or the failure of a Party to enforce any of the provisions of this Agreement or to exercise any right thereunder shall not be construed as a waiver of any other breach or default or as a waiver of any such rights or provisions hereunder.

     8.6 SEVERABILITY. If any part of this Agreement shall be invalid or unenforceab1e under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts of this Agreement. In addition, the part that is ineffective shall be reformed in such a manner as to as nearly approximate the intent of the Parties as possible.

     8.7 PUBLICITY. Except for disclosure that settlement of the Lawsuit has occurred, neither the Roche Entities nor Tanox shall issue any public statement concerning this Agreement without the other Party's reasonable prior written consent; provided, however, that either Party may disclose the transaction or the terms hereof or thereof from time to time without the other Party's consent
(i) if such consent has been requested and not received and such information is set forth in disclosures to investors and prospective investors in the securities of a Party pursuant to laws, rules and regulations covering any such transactions or such Party has a written opinion from outside counsel that it is otherwise required by law to disclose the transaction or the terms thereof, or
(ii) to the extent that similar disclosure has been previously approved by the Parties pursuant to this Section 8.7. The foregoing notwithstanding, Tanox may disclose the terms of this Agreement to its shareholders, investment bankers and other financial consultants, and prospective investors in Tanox, provided that the recipients of such information agree to be bound to protect the confidentiality of that information for a period of at least three (3) years and in a manner otherwise at least as restrictive as that generally set forth in
Section 6.0 above.

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     8.8 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No party shall incur any debts or make any commitments for the other.

     8.9 SURVIVAL OF REPRESENTATIONS. All agreements and representations made by the parties in this Agreement shall survive the execution and delivery of this Agreement, the receipt of the Consideration, and the execution and delivery of any other instrument, or the taking of any other actions required or provided for in this Agreement.

     8.10 DISPUTE RESOLUTION. The laws of the State of New York shall govern the construction and interpretation of this Agreement, and any action to enforce this agreement or resolve any disputes shall be by binding arbitration conducted pursuant to the then current American Arbitration Association ("AAA") Commercial Arbitration rules in New York City, New York, such arbitration to be conducted by a panel of three arbitrators selected from a pool of arbitrators to be presented to the Parties by AAA.

     8.11 AGREEMENT TO PERFORM NECESSARY ACTS. Each Party agrees to perform any further acts and execute and deliver any and all further documents, agreements, and/or instruments which may be reasonably necessary or desirable to carry out or effect the provisions of this Agreement.

     8.12 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

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F. Hoffman-La Roche Ltd                         Roche Holding Ltd
By:   ILLEGIBLE                                 By:   ILLEGIBLE
Title: Authorized Signatory                     Title: Director

By:   ILLEGIBLE                                 By:   ILLEGIBLE
Title: Director                                 Title: Director

Hoffman-La Roche Inc.                           Roche Holdings, Inc
By:   ILLEGIBLE                                 By:   ILLEGIBLE
Title: V.P.                                     Title: Secretary

Tanox Biosystems, Inc.
By: David Anderson
Title: Executive Vice President

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                                   EXHIBIT 1
                    Representations and Warranties by Tanox

(a) Before executing this Agreement, Tanox became fu11y informed of the terms contents, conditions, and effect of this Agreement.

(b) Tanox is a corporation duly organized, existing, and in good standing under the laws of the State of Texas.

(c) Tanox possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

(d) Tanox has taken a1l necessary corporate and legal addition to authorize the execution, delivery, and performance of this Agreement.

(e) No consent or authorization of, filing with or any other act by or in respect of any other person (including any shareholder or creditor) or court is required in connection with the settlement of All Claims as set forth in this Agreement or with the execution, delivery, or performance by Tanox or the validity or enforceability as to Tanox of this Agreement.

(f) This Agreement has been duly executed and delivered by Tanox and constitutes a legal, valid and binding obligation of Tanox enforceable against Tanox in accordance with its terms.

(g) No promise or representation of any kind has been made to Tanox or by anyone acting for Tanox, except as is expressly stated in this Agreement.

(h) Except for certain claims or portions thereof which may have been assigned to its attorneys, Tanox is the lawful owner of All Claims asserted by Tanox in the Lawsuit and has not assigned, pledged, or in any other manner sold or transferred any right, title, interest, or claim that arises out of or is the subject of the Incident and/or the Lawsuit.

(i) In entering this Agreement, Tanox has had the benefit of the advice of lawyers of its own choosing; and Tanox enters this Agreement freely, by Tanox's own choice and judgment, and without duress or other influence.

(j) Tanox understands that this Agreement is a full, final, and complete release of the other Party to this Agreement and that the Consideration includes the ONLY benefits Tanox shall ever receive from such Party as a result of the Incident and the Lawsuit.

(k) Tanox recognizes that the recitations contained in this Agreement are contractual and not a mere recital.

                                   EXHIBIT 2
              Representations and Warranties by The Roche Entities

(a) Before executing this Agreement, the Roche Entities became fully informed of the terms, contents, conditions, and effect of this Agreement.

(b) The Roche Entities are corporations duly organized, existing, and in good standing under the laws of the respective states, cantons, and countries under which they have been organized.

(c) The Roche Entities possess all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

(d) The Roche Entities have taken all necessary corporate and legal action to authorize the execution, delivery, and performance of this Agreement.

(e) No consent or authorization of, filing with or any other act by or in respect of any other person (including any shareholder or creditor) or court is required in connection with the settlement of All Claims as set forth in this Agreement or with the execution, delivery, or performance by the Roche Entities or the validity or enforceability as to the Roche Entities of this Agreement.

(f) This Agreement has been duly executed and delivered by the Roche Entities and constitutes a legal, valid and binding obligation of the Roche Entities enforceable against the Roche Entities in accordance with its terms.

(g) No promise or representation of any kind has been made to the Roche Entities or by anyone acting for the Roche Entities, except as is expressly stated in this Agreement.

(h) In entering this Agreement, the Roche Entities have had the benefit of the advice of lawyers of its own choosing; and the Roche Entities enter this Agreement freely, by their own choice and judgment, and without duress or other influence.

(i) The Roche Entities understand that this Agreement is a full, final, and complete release of the other Party to this Agreement and that the Consideration includes the ONLY benefits the Roche Entities shall ever receive from such Party as a result of the Incident and the Lawsuit.

(j) The Roche Entities recognize that the recitations contained in this Agreement are contractual and not a mere recital.